EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                           Jurisdiction of
         Subsidiary                                        Organization
         --------------                                    ------------------

AMREP Metro Services, Inc.                                 New York
AMREP Saratoga Construction, Inc.                          New York
AMREP Solutions, Inc.                                      New York
AMREP Southwest Inc.                                       New Mexico
         Advance Financial Corp.                           New Mexico
         AMREP Construction Corporation                    New Mexico
         AMREP Financial Corp.                             New Mexico
         AMREP Insurance Agency, Inc.                      New Mexico
         AMREP Metro Works, Inc.                           New York
              PERMA Corp.                                  New York
                  Strickland Construction Corp.            New Jersey
         AMREP Southeast, Inc.                             Florida
              AMREP Saratoga Square Homes, Inc.            Florida
         AMREPCO Inc.                                      Colorado
         Carity-Hoffman Associates, Inc.                   New York
         Double R Realty, Inc.                             New Mexico
         Eldorado at Santa Fe, Inc.                        New Mexico
         Lexington Homes Northwest, Inc.                   Oregon
         M.F.G. Realty Corp.                               New York
         New Mexico Foreign Trade Zone Corp.               New Mexico
         Rancho Homes, Inc.                                New Mexico
         S.G.R. Realty Corp.                               New Jersey
         Shasta Real Estate Company                        California
         Sun Oaks Realty Corp.                             Florida
         Rio Venture XV, Inc.                              New Mexico
El Dorado Utilities, Inc.                                  New Mexico
Kable News Company, Inc.                                   Illinois
         Kable Fulfillment Services of Ohio, Inc.          Delaware
         Kable News Company of Canada, Ltd.                Ontario, Canada
         Kable News Export, Ltd.                           Delaware
         Kable News International, Inc.                    Delaware
         Distribunet Inc.                                  Delaware
              Magazinet Management, L.L.C.                 Delaware
                  Magazinet, L.P.                          Delaware
         Magazine Connection Inc.                          Delaware